Exhibit 99.-j(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

           Jules Buchwald                                   47, Avenue Hoche
               COUNSEL                                         75008 Paris
         TEL (212) 715-7507                                      France
         FAX (212) 715-9507
      jbuchwald@kramerlevin.com

                                  July 25, 2001




North American Government Bond Fund, Inc.
535 Madison Avenue
New York, New York 10022

         Re:      North American Government Bond Fund, Inc.
                  File Nos. 33-53598; 811-7292

Gentlemen:

         We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 11 to Registration Statement No. 33-53598.

                                        Very truly yours,




                                        /s/ Kramer Levin Naftalis & Frankel LLP
                                        ---------------------------------------
JB:pt